Exhibit 99.1

UNITED THERAPEUTICS AND MANNKIND ANNOUNCE CLOSING
OF LICENSE AND COLLABORATION AGREEMENT

Research Triangle Park, North Carolina and Westlake Village, Calif., October 16, 2018 — United Therapeutics Corporation (Nasdaq: UTHR) and MannKind Corporation (Nasdaq: MNKD) today announced the closing of their pending worldwide exclusive license and collaboration agreement for the development and commercialization of Treprostinil Technosphere®, a dry powder formulation of treprostinil being developed for the treatment of pulmonary arterial hypertension. As previously announced, the effectiveness of the agreement was conditioned upon expiration or termination of the required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act. The requisite waiting period expired on October 15, 2018, and the agreement became effective the same day.

About MannKind Corporation

MannKind Corporation (NASDAQ: MNKD) focuses on the development and commercialization of inhaled therapeutic products for patients with diseases such as diabetes and pulmonary arterial hypertension.  MannKind is currently commercializing Afrezza® (insulin human) Inhalation Powder, the Company’s first FDA-approved product and the only inhaled rapid-acting mealtime insulin in the United States, where it is available by prescription from pharmacies nationwide. MannKind is headquartered in Westlake Village, California, and has a state-of-the art manufacturing facility in Danbury, Connecticut. The Company also employs field sales and medical representatives across the U.S. For further information, visit www.mannkindcorp.com.

About United Therapeutics

United Therapeutics Corporation focuses on the strength of a balanced, value-creating biotechnology model. We are confident in our future thanks to our fundamental attributes, namely our obsession with quality and innovation, the power of our brands, our entrepreneurial culture and our bioinformatics leadership. We also believe that our determination to be responsible citizens — having a positive impact on patients, the environment and society — will sustain our success in the long term.

Through our wholly-owned subsidiary, Lung Biotechnology PBC, we are focused on addressing the acute national shortage of transplantable lungs and other organs with a variety of technologies that either delay the need for such organs or expand the supply. Lung Biotechnology is the first public benefit corporation subsidiary of a public biotechnology or pharmaceutical company. [uthr-g]

Forward-looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts. These statements include projections and estimates and their underlying assumptions, statements regarding plans, objectives, intentions and expectations with respect to future financial results, events, operations, services, product development and potential, and statements regarding future performance. Forward-looking statements are generally identified by the words “expects”, “anticipates”, “believes”, “intends”, “estimates”, “plans” and similar expressions. Although United Therapeutics’ and MannKind’s management teams believe that the expectations reflected in such forward-looking statements are reasonable, investors are cautioned that forward-looking information and statements are subject to various risks and uncertainties, many of which are difficult to predict and generally beyond the control of United Therapeutics and MannKind, that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include among other things, the uncertainties inherent in research and development, future clinical data and analysis, including post marketing, decisions by regulatory authorities, such as the FDA, regarding whether and when to approve any drug or device application that may be filed for any such product candidates as well as their decisions regarding labelling and other matters that could affect the availability or commercial potential of such product candidates, the absence of any guarantee that the product candidates if approved will be commercially successful, the future approval and commercial success of therapeutic alternatives as well as those discussed or identified in the public filings with the Securities and Exchange Commission made by United Therapeutics and MannKind, including those risks and uncertainties listed in United Therapeutics’ and MannKind’s annual reports on Form 10-K for the year ended December 31, 2017, and listed or described in subsequent reports filed by United Therapeutics and MannKind with the Securities and Exchange Commission. We are providing this information as of October 16, 2018, and neither United Therapeutics nor MannKind undertake any obligation to update or revise the information contained in this press release whether as a result of new information, future events or any other reason.

TECHNOSPHERE and AFREZZA are registered trademarks of MannKind Corporation.

Contacts:

United Therapeutics
James Edgemond
Chief Financial Officer and Treasurer
Phone: (301) 608-9292
E-mail: jedgemond@unither.com

MannKind
Rose Alinaya
SVP, Investor Relations
Phone: (818) 661-5000
E-mail: ir@mannkindcorp.com